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                                                                Exhibit 99.1


NEWS RELEASE

THE LACLEDE GROUP
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                                      720 OLIVE STREET, ST. LOUIS, MO 63101
                                            CONTACT: George L. Csolak
                                                      (314) 342-0652


FOR IMMEDIATE RELEASE

                THE LACLEDE GROUP DECLARES QUARTERLY DIVIDEND

         ST. LOUIS, MO, July 29, 2004 -- The Board of Directors of The Laclede Group, Inc. (NYSE: LG) at a meeting held July 29, 2004 declared a quarterly dividend of 34 cents per share on the $1 Par Common Stock, payable October 1, 2004, to shareholders of record on September 10, 2004.

         In addition, the Board of Directors of Laclede Gas Company declared a quarterly dividend of 31 1/4 cents per share on Preferred Stock, Series B, and a quarterly dividend of 28 1/2 cents per share on Preferred Stock, Series C, each payable September 30, 2004 to shareholders of record on September 10, 2004.

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